UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
May 23, 2006

EESTech, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	0-32863 (Commission File Number)	33-0322627 (IRS Employer Identification No.)

23011 Moulton Parkway, Suite A-10, Laguna Hills, CA (Address of principal executive offices)	92653 (Zip Code)

Registrant's telephone number, including area code 949/380-4033

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 -  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Appointment of Company Secretary

On May 23, 2006, the company's Board of Directors approved the appointment of Mr Ian Lindsay Hutcheson (Aged 61) as Company Secretary and Group Finance Consultant.

This appointment is consistent with the company's strategy to provide the framework to support the Board in managing its responsibilities.

Mr Hutcheson is a qualified Accountant (PNA) and Company Secretary (FCIS) and has spent the last 30 years engaged in Investment Banking and assisting technology companies commercialize.

It is the Board's view that this appointment will establish a strong base to ensure full corporate governance, controls and procedures.

Mr Hutcheson is the sole Director of Australia Corporation Consulting Pty Ltd that is engaged in a Consultancy with EESTech, Inc. and receives a fee for service. He does not participate in any employee stock option scheme or receive Restricted stock as a component of his fee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EESTECH Inc (Registrant)

Date January 5, 2007

/s/ Murray Bailey
(Signature)* Murray Bailey.
Chief Executive Officer Chief Financial Officer